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                                                                  EXHIBIT 4(a)

                             DELTA CLEARING CORP.

                            Participation Agreement

The undersigned hereby makes application to become a Participant with respect to the clearance of instruments effected through Delta Clearing Corp. ("the Issuer") as follows:

     1. The undersigned agrees to the terms and conditions of and will abide by the Procedures as now in force and as amended from time to time in accordance with the provisions of the Procedures, and all other provisions adopted by the Issuer pursuant thereto (the "Procedures");

     2. The applicable provisions of the Procedures shall be a part of the terms and conditions of every transaction in respect of (i) options on U.S. Treasury Securities, (ii) repurchase agreements and reverse repurchase agreements and/or (iii) other such instruments for which the Issuer may, from time to time, provide clearing services, which the undersigned as a Participant may enter into with another Participant and which is submitted for clearance pursuant to the Procedures;

     3. The undersigned represents and warrants to the Issuer that the execution and delivery of this agreement by or on behalf of the undersigned does not violate the certificate of incorporation, the charter, by-laws, partnership agreement or other governing instruments, as the case may be, of the undersigned, any other agreement which is binding upon the undersigned or any provision of law applicable.

     4. The undersigned acknowledges receipt of the Prospectus of the Issuer, as amended and supplemented to date, relating to the put and call options on U.S. Treasury Securities, repurchase and reverse repurchase agreements, and other instruments as may be described therein.

     5. The undersigned agrees to pay Capital Markets Assurance Corporation ("CapMAC"), at its office in lawful U.S. funds, on the date of each demand for payment under or purporting to be under Surety Bond No. SB-82 of CapMAC dated January 12, 1989, as amended and restated on June 1, 1992 and as further amended and restated on October 25, 1995, October 14, 1996 and October 14, 1997 (the "Surety Bond"), the amount of each demand for payment with respect to either the failure of the undersigned to pay the amount of net daily premium due pursuant to the terms and conditions of the Procedures or the amount due in connection with the liquidating of the position of the undersigned as a Participant in the System. The undersigned agrees to pay interest on any amounts not paid when due under this paragraph at the rate of 5 percent in excess of the Base Rate, as the Base Rate may change from time to time. The "Base Rate" shall mean the rate of interest, announced publicly by Citibank, N.A. from time to time as its "base rate". Interest shall be calculated on a basis of 360 days and actual days elapsed. The undersigned agrees to pay to the Issuer and CapMAC all expenses of any nature (including reasonable attorney's fees) incurred by the issuer of CapMAC in enforcing its rights under this

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     Agreement. Any amounts paid by the undersigned under this paragraph shall be applied, first, to the payment of interest, second, to the payment of reasonable expenses incurred by CapMAC in enforcing its rights under this paragraph and, third to the amount of the demands for payment under the Surety Bond. The undersigned agrees that, in the event of any amendments or modifications of the terms of the Surety Bond, this Agreement shall be binding upon the undersigned with regard to the Surety Bond as so amended without any requirement that the undersigned approve or receive notice of such amendment. The Issuer shall be deemed the agent of the undersigned and the undersigned assumes all risks of the Issuer's acts and omission. The undersigned agrees that any act or omission by CapMAC in connection with the Surety Bond or related demands for payment, it taken in good faith, shall be binding on the undersigned and shall not put CapMAC under any resulting liability to the undersigned. The undersigned waives all defenses that the undersigned might have against the Issuer with respect to the obligations of the undersigned to make payments to CapMAC pursuant to this paragraph, unless CapMAC shall not be deemed to have waived any rights under this paragraph, unless CapMAC itself shall have signed such waiver in writing. No such waiver, unless expressly stated therein, shall be effective as to any transaction which occurs subsequent to the date of such waiver, nor as to the continuance of a breach after such waiver. The undersigned acknowledges and agrees that CapMAC shall be suborgated to the rights of the Issuer against the undersigned to the extent any payments are made under the Surety Bond with respect to the undersigned. CapMAC shall be named third party beneficiary of this Agreement and shall have the right to enforce the terms of this paragraph directly against the undersigned. This paragraph may not be amended without the written consent of CapMAC. CapMAC shall not have any duty, responsibility, obligation or liability under this Agreement or the Procedures by reason of or arising out of this Agreement, the Surety Bond or any payment hereunder nor shall CapMAC be required or obligated to perform or fulfill any obligations of the Issuer of any nature pursuant hereto or thereto.

     6. This agreement shall be governed by and construes and interpreted in accordance with the laws of the State of New York without regard to the principle of conflicts of laws thereof.

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                    Form for Execution by Bank Corporation

Name of Bank or Corporation: __________________________________________________

By:____________________________________________________________________________

Title:_________________________________________________________(Corporate Seal)

Attest:______________________________________________  Dated:________ ,  19
                      Secretary

Bank or Corporate Acknowledgment

State of ______________________________________

                                                 ss.

County of ______________________________________

On the _____ day of ____________________________, 19     , before me came
___________________________________________________________  , to me known and known to me to be the ________________________________________________  of
______________________________________ , acknowledged that as such (1) signed the foregoing agreement in the name and on behalf of said [bank] [corporation] and cause the seal of said [bank] [corporation] to be affixed thereto, pursuant to authority given by the board of directors of said [bank] [corporation].

Notary Public _________________________________________________________________

Accepted by Delta Clearing Corp. as of the date set forth below:

By:____________________________________________________________________________

Title:_________________________________________ Dated:_________________________

The rights of Capital Markets Assurance Corporation, under paragraph 5 of this Participation Agreement, are hereby acknowledged:

By:____________________________________________________________________________

Title:_________________________________________ Dated:_________________________


___________
      Insert title of signing officer, i.e., President or Vice President


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                       Form for Execution by Partnership

Name of Partnership:

___________________
                   By:

___________________                                  A General Partner

Dated:_____________________________________, 19

Partnership Acknowledgment

State of__________________________

                                   ss.

County of_________________________

On the _____ day of ___________________________ , 19     , before me came
_______________________________________________, to me known and known to me to be the individual who executed the foregoing agreement, and acknowledged that he executed said agreement in the name and on behalf of said firm, pursuant to authority duly vested in him by said firm.

Notary Public

_____________



Accepted by Delta Clearing Corp. as of the date set forth below:

By:
___
Title: ______________________________ Dated:
_____


The rights of Capital Markets Assurance Corporation, under paragraph 5 of this Participation Agreement, are hereby acknowledged:

By:
___
Title:_______________________________ Dated:
_____

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            Officers Certificate for Bank or Corporate Participants

I, _____________________________________, the duly elected, qualified and acting Secretary of _________________________________, a [bank] [corporation]
organized and existing under the laws of the [United States] [state of __________________________________]


HEREBY CERTIFY that:


1. The following is a correct copy of a resolution duly adopted by the Board of Directors of the [bank] [corporation] at a meeting thereof duly called and held on the ________ day of _____________________________, 19 ___,
     at which meeting a quorum was present and acting:

     RESOLVED, that the President or any Vice President of the [bank] [corporation] is authorized to execute and deliver, in the name and behalf of the [bank] [corporation], under its seal attested by its Secretary or Assistant Secretary, a Participant Agreement between the [bank] [corporation] and Delta Clearing Corp. in the form presented to this meeting and hereby approved.

2. The executed Participant Agreement to which this certificate is attached is in the form presented to and approved by the Board of Directors of the [bank] [corporation] at the above described meeting.

IN WITNESS WHEREOF, I hereby subscribe my name and affix the seal of the [bank] [corporation] this _______day of _______, 19___

Secretary________________________________

                                    (Seal)

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